EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Smith & Wesson Holding Corporation

Springfield, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 25, 2013, relating to the consolidated financial statements, the effectiveness of Smith & Wesson Holding Corporation’s internal control over financial reporting, and schedule of Smith & Wesson Holding Corporation and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended April 30, 2013.

/s/ BDO USA, LLP
Boston, Massachusetts

December 20, 2013